Form C

Cover Page

Name of issuer:

PAYROLL4FREE.COM, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: OH

Date of organization: 5/23/2012

Physical address of issuer:

23297 Commerce Park
Beachwood OH 44122

Website of issuer:

http://www.payroll4free.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/8/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$144,818.00	$77,210.00
Cash & Cash Equivalents:	$144,161.00	$77,210.00
Accounts Receivable:	$657.00	$0.00
Short-term Debt:	$144,806.00	$55,052.00
Long-term Debt:	$1,622,253.00	$1,471,821.00
Revenues/Sales:	$71,803.00	$1,302.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($172,577.00)	($688,838.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

PAYROLL4FREE.COM, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michael J. Rosenberg	President	2012
Marta Mendizabal	Vice President	2012
Marta Mendizabal	Chief Operating Officer	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Carol Rosenberg	99 units	99.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Our ability to become profitable is dependent on generating advertising revenue sufficient to exceed costs of operation, and growing our
> client base to such numbers as to be attractive to advertisers and justify the
> level of fees required from the advertisers.
>
> The cost of acquiring new clients may be higher than anticipated. Payroll4Free.com acquires new clients by web search; Google Adwords; radio advertising; trade publication advertising; referrals from clients, accountants, insurance agencies, and other third parties; and other promotional methods. Each acquisition method has different associated anticipated costs. If client acquisition costs are higher than anticipated, it will significantly affect profitability.

The rate and acceleration of client acquisition may be slower than anticipated. Payroll4Free.com receives some revenue from from its client base, and slower client growth than anticipated will mean slower revenue growth. Payroll4Free.com's business model relies largely on advertising for revenue. The larger the client base, the more attractive Payroll4Free.com is to advertisers. Slower client growth rate will significantly impact advertising revenue.

The rate of acquiring new advertisers may be slower than anticipated. Payroll4Free.com's revenue model is largely dependent on advertising revenue. Even if the client base grows rapidly, the concept of selling advertising to appear within a business application is new and untested.

The costs to acquire advertisers may be higher than anticipated. Payroll4Free.com anticipates certain costs of sales staff and marketing to sell to advertisers to use the Payroll4Free.com business application for advertising. If those costs of acquiring new advertisers is greater than anticipated, it will greatly affect profitability.

The advertising revenue per client may be lower than anticipated. Payroll4Free.com will receive fixed monthly amounts from some advertisers, and will participate in affiliate programs, in which fees are based on a percentage of sales of advertisers' products and services to clients. While Payroll4Free.com believes its fixed rates are competitive, and that the average of fees from affiliate programs will equal fixed fees, the concept of advertising on a business application is new and untested.

Advertisers may not achieve sufficient results to continue advertising long-term. Clearly, if advertisers don't experience sufficient business overall from Payroll4Free.com clients, they will not continue to pay for advertising, and Payroll4Free.com may not be able to sufficiently replace lost advertisers.

The company is not yet profitable, and investors could lose part or all of their investments. Even if the company achieves profitability, revenue may not grow fast enough for Revenue Sharing to be paid out so timely as to provide a desirable return on investment.

The company may require an additional fundraising round, depending on how much over the minimum goal is raised in this offering. If those additional funds are not raised, the company may not be able to continue operations.

Payroll4Free.com has a non-interest-bearing note payable to Galaxy Hosted Software LLC, a party related by common majority ownership. This loan balance was $1,622,253 as of December 31, 2016. Galaxy continues to loan money to Payroll4Free.com to support its operations. Though Repayment is not required until Payroll4Free.com becomes profitable, there is credit risk associate with it.

Payroll4Free.com relies on technologies provided by Galaxy Hosted Software LLC. There is risk on securing technologies if there are material changes in Galaxy Hosted Software LLC.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: We plan to allocate it to working capital, especially sales and marketing personnel and expenses.

If we raise:	**$250,000**
Use of Proceeds:	We plan on allocating the majority to sales and marketing expense, technology enhancement, and additional client support personnel.
If we raise:	**$500,000**
Use of Proceeds:	Funds will be allocated to release of expanded product, a full small business accounting package. Payroll4Free.com has already trademarked the name "BizBooks4Free", and already has much of this product is developed and is ready for initial testing. The addition of this product will add to the amount of time clients will spend on the business application, and add value to both clients and advertisers. Funds will also be used for additional marketing, support, and technology.
If we raise:	**$750,000**
Use of Proceeds:	Funds will be used to expand ACH credit limit for direct deposit, for aggressive marketing, and expansion of management and support staff, and additional technology.
If we raise:	**$1,000,000**
Use of Proceeds:	Funds will be used for very aggressive marketing to advertisers and the agencies that represent them, expansion of support staff, and additional technology.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 5% of its net revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor quarterly, starting 12 months after the closing date of the offering.

The company will continue payments until investors have received 2x their principle investment (the repayment amount).

The company may prepay principal plus the repayment amount at anytime.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The loans do not provide investors with any voting rights in the company.

The form of the loan is provided in Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the loan cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock

(list each class in order of preference):

			No
Common Stock			No
Other			
Units	100	100	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the loans the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the loans to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The security offered is revenue loan and have no equity rights as the unit holders.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the revenue loan before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the revenue loan will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the loan may be valued based on principal plus anticipated interest payments over the course of the term of the loan.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the revenue loan will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Revenue Loan. The Company has the right to repay principal and interest on the revenue loan at any time prior to the maturity date. If the Company repays principal and interest on the loan early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a loan creditor with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of creditor. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other creditors.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Payroll4Free.com has a non-interest-bearing note payable to Galaxy Hosted Software LLC, a party related by common majority ownership. This loan balance was $1,622,253 as of December 31, 2016. Galaxy continues to loan money to Payroll4Free.com to support its operations. Repayment is not required until Payroll4Free.com becomes profitable. We plan to repay the loan through income earned by the Company.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

There is a non interest bearing note payable to Galaxy Hosted Software, LLC, a party related by common majority ownership. This payable is $1,622,253 for the year ended December 31, 2016. We plan to pay off the loan through income earned by the Company.

Based on common ownership, Galaxy Hosted Software has provided a perpetual license to Payroll4Free.com for use of the technology developed by Galaxy at no charge.

Also, Payroll4Free.com subleases office space from Galaxy without a formal agreement, and pays rent to Galaxy based on a proportion of space it occupies ($335.89 monthly). Galaxy will continue to sublease sufficient space through the end of its current lease, which ends March 31, 2021.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Payroll4Free.com LLC is a payroll service company, much like ADP, Paychex, and others. The major difference is that, as its name implies, Payroll4Free.com offers a free basic payroll option, with a focus on very small businesses (two optional services are offered with very low fees). The revenue model is based on advertising to its clients-owners of small businesses.

We leverage the technology developed by Galaxy Hosted Software LLC, a company whose majority owner is also the majority owner of Payroll4Free.com LLC. The payroll software was developed to serve large health care provider organizations, is well tested, and complies with regulatory requirements in all 50 states.

Payroll4Free.com, even with all optional services included, represents a major cost savings for its target clients. The revenue of virtually all other payroll services is based on fees. Because those fees generally involve a base monthly or per-processing fee, plus a fee for each employee or paycheck, small employers with 4 or 5 employees pay disproportionately much higher fees than larger companies.

Payroll4Free.com clients appreciate the very high level of individual client attention, based on comments made by clients who have switched from other services, and based on a Survey Monkey survey done in late 2015, in which clients rated Payroll4Free.com 4.8/5.0 on service and support.

Small business owners represent a very valuable target market for many advertisers. Potential advertisers include goods and services directed to the business, such as office supplies and equipment, telecom, IT, credit card processing, etc.; and those directed to the owners personally, such as personal electronics and automobiles. Payroll4Free.com offers greater value to the advertiser than traditional digital advertising because (1) its relationship with its clients adds credibility to its endorsement; (2) its advertisers are protected from ad-blockers and fraud; (3) full-pixel impressions and longer impression times are guaranteed; and (4) its advertisers are assured of a captive audience (unlike website advertising, where a viewer may or may not choose to spend time, Payroll4Free.com clients have chosen Payroll4Free.com for their business payroll, and they will be logged into the business application on a regular, reliable basis).

Galaxy Hosted Software has financed the startup of Payroll4Free.com. Payroll4Free.com had no revenue in 2014 or 2015. Revenue for 2016 was $71,803, primarily from client fees. Agreements with more than 25 national advertisers have been signed, and some minimal revenue from advertising will be achieved in 2017. However, real growth in revenue will only occur when Payroll4Free.com grows to a client base greater than 5,000 clients.

Galaxy Hosted Software funding provided Payroll4Free.com the opportunity to test radio and Adwords campaigns for growing its client base in 2014 and 2015. Beginning 2016, Payroll4Free.com did no paid advertising for new clients. Its client base has grown to over 900 clients in all 50 US states. Based on our experience with radio advertising and Adwords, we believe we can exceed 5,000 new clients by the end of 2018, assuming that a successful fundraise provides the necessary marketing dollars.

Revenue Streams

Payroll4Free.com's revenue is derived mostly from advertising, and to a smaller degree, from client fees. Payroll4Free.com has two optional services which clients may choose, each of which costs the client $10.00 per month. Approximately 25% of our clients pay nothing, 50% use one optional service, and 25% use both optional services, for an average revenue of $10.00 per month per client.

Payroll4Free.com advertising fees are competitive with rates for digital advertising directed to small business owners. Some advertisers will pay Payroll4Free.com a percentage of the revenue they receive from Payroll4Free.com clients, some will pay based on clicks, and others will pay based on impressions.

Liquidity

Payroll4Free.com does not own any tangible assets, other than the cash in bank (which is cash on hand) and accounts receivable. At the end of 2016, we have $144,161 in cash and $657 in accounts receivable. We have liabilities include the note payable to Galaxy Hosted Software LLC and impounded client payroll and sales tax payable. At the end of 2016, we have $144,806 in client impounded payroll and sales tax payable, and $1,767,059 for note payable to Galaxy Hosted Software LLC.

Capital Resources

To date Payroll4Free.com has financed its operation through more than $1.6 million in funds provided by a non interest-bearing note from Galaxy Hosted Software, which originally developed the software, and whose majority member is also the majority member of Payroll4Free.com. Payroll4Free.com shares employees, leased premises, and software development with Galaxy Hosted Software. Galaxy Hosted Software will continue to provide some additional (but more limited) funding to Payroll4Free.com, and will be a guarantor of the Shared Revenue Agreements that are the basis of this offering.

Historical Results of Operations

Payroll4Free.com had no revenue prior to 2016. Beginning April 1, 2016, Payroll4Free.com began charging its clients for optional services, and that revenue, as of May 2017, is approximately $8,000 per month. Based on newly signed agreements, there will be advertising revenue in 2017. Because the revenue for advertising is based on the number of clients to whom the advertising is displayed, the amount will not be significant until 2018, when the client base is projected to significantly increase.

Payroll4Free.com can continue operations, based on the continued support of Galaxy Hosted Software and increasing revenues of Payroll4Free.com as its client base continues to grow, but without additional funds for marketing and expansion it will be unable to rapidly deploy the tested client and advertiser acquisition strategies that it developed; therefore, limiting its ability to quickly attract and retain new advertisers, or earn higher advertising fees that would occur with the larger client base.

Cash on Hand, Burn Rate, and Expenses

Cash on hand as of May 1st, 2017 is $20,000. The current monthly burn rate is $15,000. Short term expenses include $50,000 for new staff and marketing costs. Mid-term expenses include $200,000 for technology enhancement.

Galaxy Hosted Software LLC, as an entity related by common ownership, will continue to loan, at no interest, sufficient funds each month for Payroll4Free.com's continued operations.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.payroll4free.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Crowdfunding Revenue Share

Appendix C: Financial Statements

2015 Taxes

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Marta Mendizabal

Michael J. Rosenberg

Appendix E: Supporting Documents

About us

Our Profile

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Securities

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hello@wefunder.com

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Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC *and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our* Terms *&* Privacy Policy*. If investing, you accept our* Investor Agreement*. You may also view our* Privacy Notice*.*

INVEST IN PAYROLL4FREE.COM

America's Small Business Payroll Service

"Payroll4Free.com is a payroll service company, much like ADP or Paychex, except that we focus on very small businesses and offer the basic services free of charge (optional premium services are between $10 and $20 per month). The services are primarily supported by advertising that is displayed on the payroll software. Our small business owner clients provide a very valuable target market for advertisers who offer products and services intended for business use.

Michael Roseneberg
PRESIDENT & CEO, PAYROLL4FREE.COM

FOLLOW US FOR UPDATES SHARE TWEET


payday
16
22
23

$0 raised of $50K-$1M goal

$250 min INVEST
by Wefunder Portal LLC

Revenue Share

5% of net revenues | 2X investment amount

PAYROLL4FREE.COM will pay investors 5% of revenues net of tax and shipping until 100% of your principal is returned plus 100% on top.

INVESTOR PERKS

$250+	A personal thank you from the founder.
$500+	Receive a special investor edition Payroll4Free.com mug.
$1,000+	In addition to perks from all previous levels, become part of our advisory commission where you will have a chance to influence new product and service features!
$2,000+	In addition to perks from all previous levels, you (and a guest) will have a chance to spend two days with the founder of Payroll4Free.com. This will include visiting our offices, hanging out together at the Rock & Roll Hall of Fame and either a Cavs or Indians game, as well as meals and hotel accommodations (you will have to cover your own travel expenses to Cleveland).

OUR AMBITION

We have found that for most small businesses payroll services are generally unaffordable, and they tend to process it in-house to save money. Unfortunately, this often leads to huge payroll tax penalties ($4.2+ billion assessed by the IRS in 2015). We wanted to be able to offer those 30+ million small businesses a payroll option that is affordable, reliable, and service focused, which will allow us to eventually become the #1 small business payroll service provider in the United States.

KEY FACTS

- US small business market is 30+ million
- Only about 1 million use a payroll service
- Developed fully functioning payroll software compliant with regulatory requirements in all 50 states
- 800+ clients in all 50 states
- 500+ clients paying for at least one premium service
- Signed agreements with 5 national advertisers (revenue generators)
- Rated by clients 4.8/5 in service and support

THE BUZZ ABOUT PAYROLL4FREE.COM

I was skeptical about leaving the payroll service I had been with for nearly 20 years for a "free" option. Was I wrong! Previously I had to perform all kinds of calculations on the side in order to allocate wages to different locations but now all I have to do is enter the hours and Payroll4Free.com does the rest. I am extremely pleased with the excellent customer service I receive. I would highly recommend Payroll4Free.com to any small business out there.

Patrice Delligatti
Practice Manager at Allergy Diagnostic Systems Inc. (Beachwood, OH)

You would think that the best feature of Payroll4free.com is that it's free, but you would be wrong. The program is so user friendly they can compete with the most expensive payroll services out there. The people at Payroll4free.com are professionals who know what they're doing and are always there to help. The reports that I can pull from the system are some of the best I've seen so far from a payroll service company. I would, without any hesitation, recommend Payroll4free.com to anyone.

Benjamin I. Schwarcz, CPA, CFE
Partner at Spitz & Greenstein CPA's (New York, NY)

I have used Payroll4Free.com since the first pay period in January of 2013. I am 200% satisfied, and must say that I have never used a better payroll service. My initial reaction after receiving their promotional card in the mail was 'This must be a hoax, because there is no free lunch.' I am very, very happy I called them. I've recommended Payroll4Free.com to all my small business clients.

Ed DeGraffinried
Owner at Accurate Tax Services LLC (Bedford, OH)

Have been using Payroll4free.com for almost three years now; very easy to use. When you need help, easy to contact. They do everything – tax forms, calculations, etc. Don't know why anyone would pay for a payroll service when this one is free!

Tom Meyer
Owner at Meyer Glass Co LLC (San Antonio, TX)



More 'Disruptors' Head for Insurance
September 23, 2015

Independent insurance agents have dealt with a variety of competition from the exclusive agent companies, direct writers, affinity programs and more. When major payroll companies like ADP and Paychex started cross-selling insurance and benefit

FOUNDER



Michael Roseneberg

President & CEO

Prior to Payroll4Free.com Mike founded Galaxy Hosted Software LLC and Threshold Data Technology, Inc. He has many years of business leadership experience, with a focus on SAAS and payroll.

AND THE REST OF THE TEAM



Marta Mendizabal

VP & COO

Marta holds an MBA from NYIT and has spent over 11 years with Galaxy Hosted Software managing everything from software design to human resources and financial operations.



John Presti

Director of Client Services

John has over 30 years of payroll experience. As Operations Manager he directed the startup of Heartland Payroll and growth to 12,000 clients nationally over 12 years. He also spent 18 years with ADP.



Carol Emeruwa

Director of Payroll Tax Services

Prior to leading the Payroll4Free.com Tax Department Carol spent 14 years as a Payroll Tax Accountant for PCC Airfoils, a large, multi-state manufacturing company.

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different?

Payroll4Free.com offers the only truly free payroll service option to small business clients. This gives them an affordable and stress-free way to be compliant. It is primarily supported by advertising relevant to the small business owners that use the service, so it also offers the small businesses deals on products and services that are important to them.

How big is the market?

There are more 30 million small businesses in the US with fewer than 20 employees, and 25 million of those have fewer than 5 employees. Less than 1 million of them currently use a payroll service, mainly due to the costs involved.

How will you make money?

Our primary source of revenue will be advertising fees. In larger companies a business office manager, controller, or human resource department handles payroll. In a small business payroll is typically taken care of by the owner. This makes Payroll4Free.com a perfect platform for advertisers whose target market includes small business owners. In addition to a great target market, Payroll4Free.com offers advertisers (1) a captive audience (owners who choose Payroll4Free.com as their payroll service will be logged in regularly); (2) a guaranteed minimum number of impressions, with impression times far greater than other digital sites; and (3) freedom from concerns about fraud, robotic clicks, and ad blocking software interference.

What's your biggest risk? What keeps you up at night?

Our revenue projections are based on (1) growing the client base; (2) attracting advertisers; and (3) earning enough revenue from each advertiser. We know we can attract new clients, but there is the risk that the time required to grow to significant levels will be greater than projected. We also know that our small business owner clients represent a valuable target market which attracts advertisers, but risk not being able to attract them as quickly, or not generating as much revenue, as we have projected.

Who are your competitors? How are you different?

Competitors include ADP, Paychex, Gusto, Patriot Software, Paycom, Paycor, Intuit, and many small regional and local companies. All of those competitors charge fees which include a base monthly or per processing fee plus monthly fees for each check, or employee. The smaller businesses are charged in total much more per employee than larger companies. Payroll4Free.com is either free, or even with optional premium services, very inexpensive for a small business and offers a level of attention, service and support that is superior to competitors.

How do you acquire customers?

We have worked on SEO and experimented with various methods of advertising to determine the best practices when it comes to client acquisition. We found that a good mix of Adwords and radio spots will be most helpful as we look to scale. Word of mouth has also been a key factor in our growth to date. Additional strategies that we plan to implement include social media campaigns, as well as referral programs for independent insurance agencies, accountants and clients.

What's your cash flow?

Cash on hand as of May 1st, 2017 is $20,000. The current monthly burn rate is $15,000. Short term expenses include new staff and marketing costs. Mid-term expenses include funds for technology enhancement.

ASK A QUESTION

Type your question here...

ASK QUESTION

Aayush Gupta May 15

What are the other ways that you make money except advertisements and premium service charges?

LIKE

Alena Yevdokimova May 15

What is your current monthly growth rate? How many active users do you have and what is the estimate minimum number of users you need to reach break even point?

LIKE

RISKS SPECIFIC TO PAYROLL4FREE.COM

1. Our ability to become profitable is dependent on generating advertising revenue sufficient to exceed costs of operation, and growing our
client base to such numbers as to be attractive to advertisers and justify the
level of fees required from the advertisers.

2. The cost of acquiring new clients may be higher than anticipated. Payroll4Free.com acquires new clients by web search; Google Adwords; radio advertising; trade publication advertising; referrals from clients, accountants, insurance agencies, and other third parties; and other promotional methods. Each acquisition method has...

READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Payroll4Free.com is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$250 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

About us

Our Profile
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Investing 101
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Say Hello

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Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.

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3rd

Marta Mendizabal

VP/COO at Payroll4Free.com LLC

Payroll4free.com • New York Institute of Technology

Cleveland/Akron, Ohio Area • 191

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Experience

Chief Operating Officer/Vice President
Payroll4free.com
Jul 2012 – Present • 4 yrs 11 mos
Cleveland/Akron, Ohio Area

Turned entrepreneurial vision into reality by building an innovative business focused on providing small companies with a free advertising-supported payroll option. Defined strategy across all core business functions including product development, quality, sales and marketing, customer service, along with investor relations.

•Headed the launch of the new payroll service and ongoing growth of the client base, implementing the launch strategy and guiding all sales efforts.
•Spearheaded the design, development and implementation of a new internal client management system that simplified client onboarding, facilitated inter-departmental communication, automated client tax filing and direct deposits, and greatly increased productivity.
•Effectively recruits, manages, and collaborates with functionally diverse teams to ensure effective communication, successful product implementations, and the meeting of performance objectives.
•Responsible for managing of all advertising partnerships, including all agreement negotiations and guidance of technical implementations.
•Integral part of initiatives to raise venture capital.
•Created multi-year business plans and budgets and provided comprehensive analysis of operational growth and revenue projections.

Chief Operating Officer/Vice President
Galaxy Hosted Software LLC
Aug 2010 – Present • 6 yrs 10 mos
Cleveland/Akron, Ohio Area

Manages day-to-day operations of a financial software company focused primarily on long-term care organizations. In charge of developing corporate strategies, short and long term financial goals, and building and strategic direction of multiple departments.

•Coordinated the sunset of a segment of the product line and the partnership with a competitor, and successfully managed to transition over 90% of the affected clients, resulting in exceeded profitability objectives.
•Engineered and utilized new sales and onboarding processes that allowed for two successful phases of client growth, resulting from the discontinuing of competitive payroll products.
•Modernized business functions, protocols and policies in order to maximize performance and achieve increased efficiency.
•Responsible for all aspects of the product portfolio through the full product life cycle, as well as performing research and assuring product compliance with all ongoing regulatory changes.
•Actively assists sales and tech support teams as a subject matter expert.

Controller
Galaxy Hosted Software LLC
Sep 2007 – Jul 2010 • 2 yrs 11 mos
Cleveland/Akron, Ohio Area

In charge of all financial aspects of the business, including budgeting and revenue projections. Tasked with managing multiple complex and often simultaneous projects, including the design of a new financial software package that provided the company the competitive advantage it needed to quickly expand its client base.

•Served as project manager leading the design, development and implementation of a new general ledger, accounts payable and payroll software products.
•Performed all specifications write-up and testing, and effectively managed the development team to ensure that the new products were completed on time and on budget.
•Analyzed competitive options and established the new product pricing structure to align with customer needs as well as company financial objectives.
•Managed the transition of client base from an older Windows-based product that was being phased out to the newly developed hosted version.
•Oversaw the launch of a new innovative marketing strategy that resulted in a 25% client growth.
•Created more effective sales and training procedures by moving the majority of client and prospect interactions from face-to-face to online meetings.

Business Office Manager
Galaxy Hosted Software LLC
Feb 2006 – Aug 2007 • 1 yr 7 mos
Cleveland/Akron, Ohio Area

Took over the management of the business office while the company was in financial trouble.

•Implemented new accounting procedures that greatly reduced the time, resources, and costs involved in running company financial operations.
•Put a new budget in place which allowed to bring current all outstanding obligations within one year.
•Discovered and corrected two years' worth of discrepancies in company accounting transactions.
•In charge of all day-to-day financial processes, as well as all monthly, quarterly and annual reporting and statement preparation.

Marketing
Galaxy Hosted Software LLC
Sep 2005 – Jan 2006 • 5 mos
Cleveland/Akron, Ohio Area

Responsible for the execution of an innovative new marketing strategy that resulted in significantly increased leads.

Education

New York Institute of Technology
MBA, Accounting
2006 – 2007

St. John's University
BS, Biology
2000 – 2005
Activities and Societies: Phi Sigma Sigma

Minor-Art
Graduated with honors

Contact and Personal Info

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3rd

Michael Rosenberg

President at Payroll4Free.com LLC

Payroll4Free.com LLC • The Ohio State University

Cleveland/Akron, Ohio Area • 66

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Experience

President
Payroll4Free.com LLC
Jan 2013 – Present • 4 yrs 5 mos
Beachwood, Ohio

Helped build payroll service focusing on small business from start-up to almost 1,000 clients in all 50 states.

President
Galaxy Hosted Software
Apr 2004 – Present • 13 yrs 2 mos
Beachwood, Ohio

Provide cloud software to the Long-Term Health Care Industry. Now focusing on horizontal GL, AP and Payroll, with interface to vertical suppliers such as Point-Click-Care.

Education

The Ohio State University
Bachelor of Arts (B.A.), History and Economics
1967 – 1970

Contact and Personal Info
Michael's Profile
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